Exhibit 99.1

 Immersion Corporation Reports Second Quarter 2004 Financial Results

    SAN JOSE, Calif.--(BUSINESS WIRE)--July 26, 2004--Immersion Corporation, (Nasdaq:IMMR), a leading developer and licensor of touch feedback technology, today announced revenues of $5.5 million for the quarter ended June 30, 2004 compared to revenues of $4.1 million in the second quarter of 2003. Net loss on a Generally Accepted Accounting Principles (GAAP) basis for the second quarter of 2004 was $4.8 million, or $0.21 per share, compared to a net loss of $4.4 million, or $0.22 per share, for the second quarter of 2003.
    Revenues for the six months ended June 30, 2004 were $10.9 million compared to revenues of $7.9 million for the six months ended June 30, 2003. Net loss for the first six months of fiscal 2004 was $11.0 million, or $0.50 per share, compared to a net loss of $8.1 million, or $0.40 per share, for the first six months of fiscal 2003. As of June 30, 2004, Immersion had cash and cash equivalents totaling $18.2 million as compared to $18.8 million as of March 31, 2004.
    Vic Viegas, Immersion's CEO said, "This quarter's revenues grew 33 percent over the same quarter last year and were higher across each of our businesses for the second consecutive quarter. Gross margins were 72 percent in the second quarter of 2004 compared to 65 percent for the second quarter of 2003 due to a higher contribution from royalties in the revenue mix. This increase was driven by licensing royalties from the sales, by our licensees, of both console and PC gaming peripherals. We expect continued revenue growth from all of our businesses for the full year 2004 and therefore expect 2004 revenues will be higher than the $20 million recorded in 2003."
    Viegas concluded, "The year-over-year increase in our quarterly loss was due to higher litigation expense associated with the Sony lawsuit and higher sales and marketing costs. Our investment in sales and marketing is focused on increasing medical product sales and developing business in the mobile phone market."
    Immersion will host a conference call with company management on Monday, July 26, 2004, at 5:00 p.m. EDT to discuss operating results for the second quarter ended June 30, 2004. A question and answer session will follow. To listen to the call, dial 800-374-2366, reservation number 4572185. The call will be archived and available for replay until July 30, 2004, by dialing 800-642-1687, reservation number 4572185. The call will also be simulcast on the Internet through Immersion Corporation's Web site, http://www.immersion.com. An audio replay of the call will be archived and available at http://www.immersion.com for replay until July 26, 2005.

    About Immersion (www.immersion.com)

    Founded in 1993, Immersion Corporation is a recognized leader in developing, licensing and marketing digital touch technology and products. Bringing value to markets where man-machine interaction needs to be made more compelling, safer, or productive, Immersion helps its partners broaden market reach by making the use of touch feedback as critical a user experience as sight and sound. Immersion's technology is deployed across personal computing, entertainment, medical training, automotive, and three-dimensional simulation markets. Immersion and its wholly-owned subsidiaries hold more than 230 issued patents worldwide.

    Forward-Looking Statements

    This press release contains "forward-looking statements" that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.
    All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including any projections of earnings, revenues, or other financial matters; any statements of the plans, strategies, and objectives of management for future operations; proposed products or services; any statements regarding future economic conditions or performance; and statements of belief or assumptions underlying any of the foregoing. Immersion's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion's business which include, but are not limited to, delay in or failure to achieve commercial demand for Immersion's expanded technology offerings or a delay in or failure to achieve the acceptance of force feedback as a critical user experience in new and existing markets for our business segments.
    For a more detailed discussion of these factors, and other factors that could cause the Company's actual results to vary materially, interested parties should review the risk factors listed in the Company's most current Form 10-Q, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect the Company's beliefs and predictions as of the date of this release. The Company disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

    The Immersion logo is a trademark of Immersion Corporation. All other trademarks are the property of their respective owners.


                         Immersion Corporation
            Condensed Consolidated Statements of Operations
               (In thousands, except per share amounts)
                              (Unaudited)

                                    Three Months        Six Months
                                   Ended June 30,     Ended June 30,
                                   2004     2003      2004     2003
                                  -------- -------- --------- --------

Revenues:
  Royalty and license             $ 1,899  $   804  $  3,730  $ 1,637
  Product sales                     2,879    2,465     5,323    4,613
  Development contracts and other     736      873     1,816    1,628
                                  -------- -------- --------- --------
    Total revenues                  5,514    4,142    10,869    7,878
                                  -------- -------- --------- --------

Costs and expenses:
  Cost of product sales
   (exclusive of amortization
   intangibles shown separately
   below)                           1,540    1,462     2,761    2,568
  Sales and marketing               2,826    1,885     5,288    3,676
  Research and development          2,077    1,739     3,966    3,428
  General and administrative        3,589    2,860     8,467    5,016
  Amortization of intangibles and
   deferred stock compensation        358      611       871    1,260
                                  -------- -------- --------- --------

    Total costs and expenses       10,390    8,557    21,353   15,948
                                  -------- -------- --------- --------

Operating loss                     (4,876)  (4,415)  (10,484)  (8,070)
Interest and other income
 (expense), net                        30      (29)     (530)     (31)
                                  -------- -------- --------- --------

Net loss                          $(4,846) $(4,444) $(11,014) $(8,101)
                                  ======== ======== ========= ========

Basic and diluted net loss per
 share                            $ (0.21) $ (0.22) $  (0.50) $ (0.40)
                                  -------- -------- --------- --------

Shares used in calculating basic
 and diluted net loss per share    23,198   20,179    21,994   20,162
                                  -------- -------- --------- --------


                         Immersion Corporation
                 Condensed Consolidated Balance Sheets
                            (In thousands)

                                               June 30,   December 31,
                                                2004        2003 (1)
                                             (Unaudited)
                                             ------------ ------------

ASSETS
  Cash and cash equivalents                      $18,214     $ 21,738
  Accounts receivable, net                         2,728        4,927
  Inventories                                      2,242        2,099
  Prepaid expenses and other current assets          710        1,099
                                             ------------ ------------

         Total current assets                     23,894       29,863

  Property and equipment, net                      1,294        1,454
  Intangibles and other assets, net                6,847        6,596
                                             ------------ ------------

         TOTAL ASSETS                            $32,035     $ 37,913
                                             ============ ============

LIABILITIES
  Accounts payable                               $ 2,673     $  1,752
  Accrued compensation                             1,263          864
  Other accrued liabilities                        1,429        2,066
  Deferred revenue and customer advances           2,705        3,116
  Current portion of long-term debt                   21           33
                                             ------------ ------------

         Total current liabilities                 8,091        7,831

  Long-term debt                                      11           16
  Long-term liabilities and deferred revenue       7,351        4,235
  Long-term customer advance from Microsoft       15,069       27,050
                                             ------------ ------------

         Total liabilities                        30,522       39,132

STOCKHOLDERS' EQUITY (DEFICIENCY)                  1,513       (1,219)
                                             ------------ ------------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY
 (DEFICIENCY)                                    $32,035     $ 37,913
                                             ============ ============

(1) Derived from the Company's annual audited financial statements.




    CONTACT: Immersion Corporation
             Mike Zuckerman, 408-467-1900
             Invest@immersion.com